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As filed with the Securities and Exchange Commission on June 23, 2005

Registration No. 33-50461

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New York Times Company
(Exact Name of Company as Specified in its Charter)

New York (State or other Jurisdiction of Incorporation or Organization)	13-1102020 (I.R.S. Employer Identification No.)

229 West 43rd Street
New York, New York 10036
(212) 556-1234
(Address, including zip code, and telephone number, including area code, of Company's principal executive offices)

BNG/BOSTON GLOBE SAVINGS 401(K) PLAN
(f.k.a. BGEA/BOSTON GLOBE EMPLOYEE SAVINGS PLAN)
(Full title of the plan)

KENNETH A. RICHIERI, ESQ.
Deputy General Counsel
The New York Times Company
229 West 43rd Street
New York, New York 10036
(212) 556-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION

        The New York Times Company (the "Company") registered plan interests in the BNG/Boston Globe Savings 401(k) Plan (f.k.a. the BGEA/Boston Globe Employee Savings Plan) (the "Plan"), which were offered to eligible employees of Globe Newspaper Company, a subsidiary of the Company. The Company also registered 121,200 shares of its Class A common stock (such number reflecting a two-for-one stock split which took effect subsequent to the effectiveness of the registration) in which such employee contributions could be invested pursuant to the Plan.

        The Plan has been amended so as no longer to permit participants in the Plan to invest their contributions in the Company's Class A common stock. Accordingly, the Company hereby removes from registration all plan interests and Class A common stock not sold pursuant to the Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 23rd day of June, 2005.

THE NEW YORK TIMES COMPANY
By:	/s/ SOLOMON B. WATSON IV
Name: Solomon B. Watson IV Title: Senior Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 23, 2005.

BNG/BOSTON GLOBE SAVINGS 401(K) PLAN (F.K.A. BGEA/BOSTON GLOBE EMPLOYEE SAVINGS PLAN)
BY:	/S/ STEVE BEHENNA
Name: Steve Behenna Title: Administrative Trustee

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DEREGISTRATION
SIGNATURES